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[INTEGRATED INFORMATION SYSTEMS(TM) LOGO]

                                               1480 South Hohokam Drive
                                               Tempe, AZ 85281
                                               480-317-8000
                                               480-317-8779 - Investor Relations
                                               480-317-8010 - Fax
                                               www.iis.com



FOR IMMEDIATE RELEASE


             IIS COMMON STOCK TO TRADE ON THE NASDAQ SMALLCAP MARKET

                 TRANSFER AT OPENING OF BUSINESS ON JUNE 6, 2002


Tempe, AZ (June 4, 2002) - Integrated Information Systems, Inc. ("IIS") (Nasdaq:
IISX), an innovative technology and business consultancy, announced today that The Nasdaq Stock Market, Inc. has granted IIS' application to transfer the listing of its common stock from The Nasdaq National Market to The Nasdaq SmallCap Market. Trading of IIS' shares will move from The Nasdaq National Market to The Nasdaq SmallCap Market effective on June 6, 2002. IIS common stock will continue trading under its current symbol, IISX.

As previously announced, at the time of application and through today, the company did not meet the requirements for continued inclusion on The Nasdaq National Market. The company has been granted a grace period through August 13, 2002 to comply with The Nasdaq SmallCap Market's $1.00 minimum bid price requirement. If at that time the company does not meet the minimum bid requirement but complies with core initial listing criteria, principally, a $5 million stockholder's equity requirement, it may be eligible for an additional 180-day grace period, through approximately February 10, 2003, to come into compliance with the $1.00 minimum bid price requirement. The company does not currently meet all core initial listing requirements for The Nasdaq SmallCap Market.

"We are pleased that our request for a transfer to The Nasdaq SmallCap Market has been approved," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "I believe we have laid the foundation for future growth at IIS, and the ability to remain listed on a Nasdaq market during this grace period is a positive development for all of our stockholders. The Nasdaq SmallCap Market provides stockholders with liquidity in an efficient, transparent and deep market and is a good fit for IIS because of our current size and the IT services market conditions."

ABOUT IIS

Integrated Information Systems(TM) is an innovative technology and business consultancy providing extensive experience and insight to create a sustainable competitive edge for clients. For companies who seek measurable results from business and technology investments, IIS offers cost-conscious, productive, profit-minded solutions across the entire service value chain with single provider accountability.

Founded in 1989, IIS employs approximately 300 professionals, with offices in Bangalore, India; Boston; Denver; Madison; Milwaukee; London, England; New York City; Phoenix; and Portland, Oregon. Integrated Information Systems' common stock is traded on Nasdaq under IISX.

For more information on Integrated Information Systems, please visit our web site: WWW.IIS.COM.

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IIS Common Stock to Trade on The Nasdaq SmallCap Market
June 4, 2002 - Page 2


CAUTIONARY STATEMENT

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "estimate," "should," and similar expressions identify forward-looking statements. Forward-looking statements in this press release include statements concerning the company's ability to grow revenues, survive current market conditions and achieve profitability. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those indicated by such forward-looking statements and cause the company's stock price to decline. Such factors include, without limitation, the ability of the company to maintain compliance with the listing requirements of The Nasdaq SmallCap Market, renegotiate or settle facilities leases, equipment leases and other obligations on terms favorable to the company, obtain financing, execute its business plan, introduce new national service offerings, to increase sales and resist pricing pressure in an uncertain market for the company's services and to improve collections from clients. Such factors also include unfavorable outcomes of litigation, unanticipated expenses and liabilities resulting from recent and future consolidation transactions, including debt service and the ability of the company to stay at the forefront of technological changes. Other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/01 and its Form 10-Q for the period ended 3/31/02, as well as future economic and other conditions both generally and in our specific geographic and vertical services markets, could negatively impact its results of operations and financial condition and cause actual results to vary from those expressed by the forward-looking statements in this press release.

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CONTACTS:
Bill Mahan
Chief Financial Officer
Integrated Information Systems, Inc.
(480) 317-8997